EXHIBIT 32



            CERTIFICATIONS OF PERIODIC FINANCIAL REPORT


      We, Thomas O. Ryder and Michael S. Geltzeiler, of The
Reader's Digest Association, Inc., certify, pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

(1) this Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of The Reader's Digest
      Association, Inc.

This certificate is being furnished solely for purposes of
Section 906 and is not being filed as part of the Periodic Report.


Dated:  August 29, 2005




                                         /s/ THOMAS O. RYDER
                                           Thomas O. Ryder
                                    Chairman and Chief Executive Officer



                                         /s/ MICHAEL S. GELTZEILER
                                           Michael S. Geltzeiler
                            Senior Vice President and Chief Financial Officer